EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Auditors’ report, dated April 10, 2015 accompanying the audited consolidated financial statements for the years ended December 31, 2014 and 2013 of Mindesta, Inc. We hereby consent to the incorporation of such report in this form 10-K Mindesta, Inc. for the year ended December 31, 2014.

Vancouver, Canada	MNP LLP, Chartered Accountants

April 14, 2015